UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 26, 2009

Heritage Oaks Bancorp
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-25020	77-0388249
(Commission File Number)	(IRS Employer Identification No.)

545 12th Street, Paso Robles CA	93446
(Address of Principal Executive Offices)	(Zip Code)

(805) 369-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On August 26,2009, Heritage Oaks Bank (Bank), the wholly owned subsidiary of Heritage Oaks Bancorp (NASDAQ:HEOP), announced that it had entered into various amendments to agreements with its Senior Executive Officers as part of its actions to comply with the executive compensation limitations under the TARP Capital Purchase Program.  The Bank entered into identical amendments to change in control agreements with: Margaret A. Torres, Paul Tognazzini, Mark W. Stasinis, and Joni Watson.  A copy of the form of amendment is attached hereto as exhibit 10.1.  The Bank also entered into an amendment to the employment agreements of Lawrence P. Ward and Joanne Funari, copies of which are attached to this 8-K as Exhibits 10.2, 10.3 and 10.4 respectively.  The amendments to all of the agreements generally limit the benefits payable to the executive officers to those amounts allowable under the TARP Capital Purchase Plan restrictions for such period of time as the Company remains subject to such limitations.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits
	10.1	Form of Amendment to Change in Control Agreement entered into with each of Margaret A. Torres, Paul Tognazzini, Mark W. Stasinis and Joni Watson and dated August 26, 2009.

	10.2	Amendment to Employment Agreement for Lawrence P. Ward, dated August 26, 2009.

	10.3	Amendment to Employment Agreement for Joanne Funari, dated August 26, 2009.

	10.4	Amendment to Non-Complete, Non-Solicitation Agreement dated August 26, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2009
Heritage Oaks Bancorp

By:	/s/ Margaret Torres
Margaret Torres
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Amendment to Change in Control Agreement entered into with each of Margaret A. Torres, Paul Tognazzini, Mark W. Stasinis and Joni Watson and dated August 26, 2009.

10.2	Amendment to Employment Agreement for Lawrence P. Ward, dated August 26, 2009.

10.3	Amendment to Employment Agreement for Joanne Funari, dated August 26, 2009.

10.4	Amendment to Non-Complete, Non-Solicitation Agreement dated August 26, 2009.